EXHIBIT 32

BISON INSTRUMENTS, INC.
CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

The undersigned, Barrie Rose, Chief Executive Officer and Eric Sunshine, Chief Financial Officer of Bison Instruments, Inc. (the “Company”), have executed this Certification in connection with the filing with the Securities and Exchange Commission of the Company’s quarterly Report on Form 10-Q for the quarterly period ended July 31, 2011 (the “Report”).

The undersigned hereby certify that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

Date: August 30, 2011	By:	/s/Barrie Rose
Barrie Rose
Chief Executive Officer

By:	/s/Eric Sunshine
Eric Sunshine
Chief Financial Officer